PRODUCT PROSPECTUS SUPPLEMENT	Product Prospectus Supplement No. R-2 to
(To Prospectus Dated September 28, 2012)	Registration Statement Nos. 333-184147 and 333-184147-01
Dated September 28, 2012
Rule 424(b)(5)

The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

Rates Notes

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Rates Notes (which we refer to, together with the related guarantees, as the “securities”) are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc, and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  Each payment of interest and the repayment of principal on the securities at maturity are subject to the ability of The Royal Bank of Scotland plc, as issuer of the securities, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the securities, to pay their respective obligations as they become due.

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This product prospectus supplement (which we refer to as the “product supplement”) describes the general terms of the securities and the general manner in which they may be offered and sold. For each offering of the securities, we will provide you with a term sheet or pricing supplement (which we refer to as a “pricing supplement”) that will describe the specific terms of that offering. The pricing supplement will identify any additions or changes to the terms specified in this product supplement.

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The securities will accrue interest at either (i) one or more fixed rates, (ii) one or more floating rates, or (iii) a combination of fixed and floating rates.  The rate(s) at which a security will accrue interest (“Interest Rate” or “Interest Rates,” as applicable) will be specified in the applicable pricing supplement.  Descriptions of such fixed and floating rates, including how such rates are determined and calculated, are provided herein. We refer to securities that accrue interest at fixed rates only as “fixed rate securities,” securities that accrue interest at floating rates only as “floating rate securities,” and securities that accrue interest at both fixed rates and floating rates as “fixed-and-floating rate securities.”

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For securities linked to a floating rate, the pricing supplement will identify the underlying market measure or market measures to which the interest payments on the securities may be linked, which we refer to as a “Reference Rate.”  Unless otherwise set forth in the applicable pricing supplement, a Reference Rate will be a floating rate that is either (i) a floating interest rate, (ii) a statistical measure of economic or financial performance, or (iii) a mathematical function of two or more floating interest rates or statistical measures of economic or financial performance.

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The applicable pricing supplement may also specify that your securities are “Inverse Floating Rate Notes,” in which case the Interest Rate at which interest accrues on your securities will increase if the Reference Rate on the applicable reference rate determination date decreases from the previous reference rate determination date.

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At maturity, unless otherwise set forth in the applicable pricing supplement, you will receive, for each security, a cash payment per security (the “Payment at Maturity”) equal to 100% of the principal amount, plus any accrued and unpaid interest.

•	Interest may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as are set forth in the applicable pricing supplement.

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If specified in the applicable pricing supplement, the Interest Rate payable on your securities during any interest determination period will not exceed a specified percentage.  Furthermore, if specified in the applicable pricing supplement, your securities may be subject to a minimum interest rate, in which case the Interest Rate accruing on the securities during any interest determination period will not be less than a specified percentage, regardless of the movement of the applicable Reference Rate.

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If provided for in the applicable pricing supplement, at our option, we may redeem the securities, in whole or in part, prior to their maturity date.  The applicable pricing supplement will specify the relevant “Early Redemption Dates.”  Unless the applicable pricing supplement provides otherwise, upon an early redemption, you will be entitled to receive a “Redemption Price” equal to the principal amount of the securities redeemed, plus any accrued and unpaid interest.

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Each security will have an initial public offering price as set forth in the applicable pricing supplement (the “Original Offering Price”). The securities will be issued in denominations of the Original Offering Price or in integral multiples thereof. The pricing supplement may also set forth a minimum number of securities that you must purchase.

•	Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

The securities involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on S-10.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement or prospectus or any applicable pricing supplement are truthful or complete. Any representation to the contrary is a criminal offense.

RBS Securities Inc.

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ABOUT THIS PRODUCT SUPPLEMENT

As used in this product supplement, “RBS plc,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group" means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The securities are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBSG.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V., one of our affiliates.

This product supplement, together with the applicable pricing supplement, set forth certain terms of the securities and supplements the prospectus dated September 28, 2012 relating to our debt securities of which the securities are part.  This product supplement is a "prospectus supplement" referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/729153/000095010312005038/dp33197_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 729153.

This product supplement, together with the applicable pricing supplement and the prospectus described above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this product supplement, as the securities involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

It is important for you to read and consider all information contained in the applicable pricing supplement, this product supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than that which is contained in this product supplement, the applicable pricing supplement and the accompanying prospectus with respect to the securities.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these securities.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  Neither the delivery of this product supplement or the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of RBS plc or RBSG since the date of the product supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

The information set forth in this product supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the securities.  These persons should consult their own legal and financial advisers concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that RBSG has filed.  You may also request a copy of any filings referred to below (other than exhibits not specifically incorporated by reference) at no cost, by contacting us at The Royal Bank of Scotland plc, RBS Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

The SEC allows us to incorporate by reference much of the information RBSG files with it.  This means:

•	incorporated documents are considered part of this product supplement;

•	we can disclose important information to you by referring you to those incorporated documents; and

•	information that RBSG files with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference into this product supplement

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this product supplement or in any document previously incorporated by reference have been modified or superseded.  The accompanying prospectus lists documents that are incorporated by reference into this product supplement.  Reports on Form 6-K we may furnish to the SEC after the date of this product supplement (or portions thereof) are incorporated by reference in this product supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference into the registration statement of which this product supplement is a part.

SUMMARY

This product supplement relates only to the securities and does not relate to any underlying asset that relates to a Reference Rate described in any pricing supplement.  This summary includes questions and answers that highlight selected information from the prospectus and this product supplement to help you understand the securities.  You should read carefully the entire prospectus and product supplement, together with the applicable pricing supplement, to understand fully the terms of your securities, as well as the tax and other considerations important to you in making a decision about whether to invest in any of the securities. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the securities, to determine whether an investment in the securities is appropriate for you. If information in this product supplement is inconsistent with the prospectus, this product supplement will supersede the prospectus. However, if information in any pricing supplement is inconsistent with this product supplement, that pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus.

You are urged to consult with your own attorneys and business and tax advisers before making a decision to purchase any of the securities.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and in the prospectus, as well as the applicable pricing supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement and prospectus, together with the pricing supplement, is accurate only as of the date on their respective front covers.

What are the securities?

The securities are senior unsecured obligations issued by us, The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by our parent company, The Royal Bank of Scotland Group plc (“RBSG”).  The securities will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the securities, including each interest payment and any repayment of principal, will be subject to our credit risk as issuer of the securities, and to the credit risk of RBSG, as guarantor of our obligations under the securities.  Each series of the securities will mature on the date set forth in the applicable pricing supplement.  The securities are not repayable at the option of any holder prior to their maturity date nor are they redeemable at our option except as described under “Description of the Securities—Optional Tax Redemption” or if otherwise specified in the applicable pricing supplement and pursuant to the terms specified below in “Description of the Securities—Early Redemption at Our Option.”

The securities will accrue interest at one or more fixed rates and/or floating rates, which will be specified in the applicable pricing supplement (each such specified rate specified in respect of a security, an “Interest Rate”).  We refer to securities that accrue interest at fixed rates only as “fixed rate securities,” securities that accrue interest at floating rates only as “floating rate securities,” and securities that accrue interest at both fixed rates and floating rates as “fixed-and-floating rate securities.” The Interest Rate applicable to any interest determination period (as defined below) may be capped at a rate specified in the applicable pricing supplement; in such cases, the Interest Rate during any interest determination period will not exceed a specified percentage.  The Interest Rate for any interest determination period in respect of which the Interest Rate is determined by reference to a floating rate (each such period, a “Floating Rate Interest Determination Period”) will depend on the levels of the relevant Reference Rate specified in the applicable pricing supplement.

The securities will be denominated in U.S. dollars and will be payable only in U.S. dollars.

Each payment of interest and the repayment of principal on the securities at maturity are subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities.

What are the Reference Rates to which the floating rate securities and fixed-and-floating rate securities may be linked?

Unless otherwise set forth in the applicable pricing supplement, each Reference Rate to which floating rate securities and fixed-and-floating rate securities may be linked will be a floating rate that is either (i) a floating interest rate, (ii) a statistical measure of economic or financial performance, or (iii) a mathematical function of two or more floating interest rates or statistical measures of economic or financial performance.

The applicable pricing supplement will set forth information as to the specific Reference Rates to which your securities will be linked, including information as to the historical levels of such Reference Rates.  However, historical levels of Reference Rates are not indicative of their future levels or the interest rate payable on the securities.

What will you receive at maturity?

At maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to your principal amount and any accrued and unpaid interest on the securities, denominated in U.S. dollars.

How will the Interest Rates for the securities be calculated?

Interest will accrue at the Interest Rate specified in the applicable pricing supplement in respect of each interest determination period (as such term is defined below).  Interest on the securities may be payable annually, semi-annually, quarterly, or monthly, and will be calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the applicable pricing supplement.

Each “interest determination period” (other than the first interest determination period) will commence on, and will include, an interest payment date, and will extend to, but will exclude, the next succeeding interest payment date or the maturity date (or any applicable Early Redemption Date), as applicable, unless otherwise specified in the applicable pricing supplement.  The first interest determination period will commence on, and will include, the original date of issuance of the securities, and will extend to, but will exclude, the first interest payment date.

For securities that have one or more interest determination periods in respect of which interest accrues at a floating rate (each such period, a “Floating Rate Interest Determination Period”), the applicable pricing supplement may specify:

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if one or more Floating Rate Interest Determination Periods are subject to an “Observation Cut-Off Date,” in which case the level of the applicable Reference Rate for each relevant day of the applicable Floating Rate Interest Determination Period on and after that date will be deemed to be its level as of the applicable Observation Cut-Off Date; and

•	if the Interest Rate in respect of one or more Floating Rate Interest Determination Periods is subject to a minimum and/or maximum interest rate.

Interest Rates linked to a Reference Rate will be calculated by reference to:

•	The applicable Reference Rate of the specified index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier; if any.

For more information on how Interest Rates linked to Reference Rates are determined see “Description of the Securities—Calculation and Payment of Floating Rate Interest” below.

Is it possible that you will not receive any interest for any Floating Rate Interest Determination Period?

Yes.  We cannot assure you that the Interest Rate during any Floating Rate Interest Determination Period will be similar to, or greater than, the interest that is payable on a conventional debt security of comparable maturity.  During any Floating Rate Interest Determination Period, it is possible that the securities will not accrue interest, or will accrue interest at a very low rate.

Is the return on the securities limited in any way?

The return on the securities may be subject to a cap, in which case the Interest Rate in respect of any interest determination period will not exceed the percentage specified in the applicable pricing supplement.

May the securities be redeemed before the maturity date?

If so specified in the applicable pricing supplement, we may redeem the securities at our option prior to maturity on any specified “Early Redemption Date.”  Unless otherwise set forth in the applicable pricing supplement, upon an early redemption, you will be entitled to receive a “Redemption Price” equal to the principal amount of your securities, plus any accrued and unpaid interest. You will not receive any interest payments after the Early Redemption Date. See the section below, “Description of the Securities—Early Redemption at Our Option.”

Who will determine the Interest Rate and amount of interest payable in respect of each interest determination period?

Our affiliate, RBS Securities Inc., which we refer to as “RBSSI,” or one of our other affiliates will act as calculation agent for the securities, unless otherwise specified in the applicable pricing supplement.  As calculation agent, RBSSI will determine the Interest Rate in respect of each interest determination period and the amount of interest payable on each interest payment date.

Can the maturity date be postponed?

Yes.  If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  However, if a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the relevant pricing supplement) of one year or less, any postponement of the maturity date will not cause the term (calculated as described above) to exceed one year.  See “Description of the Securities—Payment at Maturity.”

What is the minimum required purchase?

Unless otherwise specified in the applicable pricing supplement, you can purchase securities in denominations equal to the Original Offering Price or in integral multiples thereof.

How are the securities being offered?

We have registered the securities with the Securities and Exchange Commission, which we refer to as the “SEC,” in the United States. However, we will not register the securities for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the securities from non-U.S. investors in reliance on available private placement exemptions.

Is there a secondary market for the securities?

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or nonexistent.  You should be willing to hold your securities until the maturity date.

Although it is not required to do so, we have been informed by our affiliate, RBSSI, that when this offering is complete, it intends to make purchases and sales of the securities from time to time in off-exchange transactions.  If our affiliate does make such a market in the securities, it may stop doing so at any time.

In connection with any secondary market activity in the securities, our affiliate may post indicative prices for the securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time.Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices.  Investors should contact their brokerage firms for further information.

In addition, the Original Offering Price of the securities includes the selling agents’ commissions paid with respect to the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities.  The cost of hedging includes the profit component built into the price we paid for the hedge.  The fact that the Original Offering Price of the securities includes these commissions and hedging costs is expected to affect adversely the secondary market prices of the securities. See “Risk Factors—The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices” and “Use of Proceeds; Hedging.”

If you were to sell your securities in the secondary market, if any, the price that you receive for them may be less than the Original Offering Price, and may be less than what you paid for them.

Who might consider investing in the securities?

The securities are not suitable for all investors.  You may consider an investment in the securities if:

•	you accept that the Interest Rate applicable to any interest determination period may be capped at a rate specified in the applicable pricing supplement;

•
you are willing to accept that a trading market is not expected to develop for the securities, and you understand that secondary market prices for the securities, if any, will be affected by various factors, including our actual and perceived creditworthiness;

•	you are able to and willing to hold the securities until maturity;

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If the securities are callable at our option, you are willing to accept the risk that the securities may be called prior to maturity and you may be unable to reinvest the proceeds of such redemption at the same rate of interest; and

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you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities.

•	with respect to floating rate securities (or the Floating Rate Interest Determination Periods of a fixed-and-floating rate security):

•	you are willing to have interest accrue based on the level of the Reference Rate to which your securities are linked, as specified in the applicable pricing supplement; and

•
you accept that the securities may pay no interest, or may pay interest at a very low rate, for any interest determination period depending on the level of the applicable Reference Rate for that interest determination period;

•	in the case of fixed rate securities (or the Fixed Rate Interest Determination Periods of a fixed-and-floating rate security):

•	you are willing to assume the risk that market interest rates may be greater than the applicable Interest Rate at any time during the term of the Notes; and

•	you are willing to assume the risk that your Notes will likely not be called if the Interest Rate is lower than market interest rates at a given time.

The securities may not be a suitable investment for you if:

•	you are unwilling to forgo guaranteed market rates of interest for the term of the securities;

•
for securities linked to a floating rate, you are unable to accept the risk that the securities may pay no interest, or may pay interest at a very low rate, in respect of any Floating Rate Interest Determination Period;

•	you seek assurances that there will be a liquid market if and when you want to sell the securities prior to maturity;

•	with respect to securities that are subject to a maximum interest rate, you seek a return on investment that will not be capped at the interest rate specified in the applicable pricing supplement;

•
if the securities are callable at our option, you are unwilling to accept the risk that the securities may be called prior to maturity, and are unwilling or unable to accept the risk that you may be unable to reinvest the proceeds of such redemption in an investment with a return that is as high as the return on the securities would have been if they had not been redeemed; and

•	you are unwilling or are unable to assume the credit risk associated with RBS plc, as the issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities.

You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the securities.

What are some of the risks in owning the securities?

Investing in the securities involves a number of risks.  We have described some of the most significant risks relating to the securities under the heading “Risk Factors” in this product supplement which you should read before making an investment in the securities.

Some selected risk considerations include:

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Credit Risk.  Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable.  In addition, because the securities are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the securities in the event we fail to make any payment required by the terms of the securities.

•
Reinvestment Risk.  If the securities are callable at our option, you face the risk that the securities may be redeemed prior to maturity and your return on the securities would be less than the return on the securities would have been had they not been redeemed.  You also face the risk that you may not be able to reinvest the proceeds in an investment with the same level of return for comparable risk.

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Liquidity Risk.  Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.  Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or nonexistent. If you sell your securities in the secondary market, if any, prior to maturity, you will receive the market price of the securities, which may be less than the Original Offering Price or the price that you paid for them.

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Market Risk.  The yield on your floating rate securities or your fixed-and-floating rate securities will depend on the levels of the Reference Rate to which your securities may be linked, which, in turn, will depend on many factors beyond our control.  These factors include general market conditions, which will be influenced by political, economic, financial, and other factors that impact the capital markets generally, the volatility of the applicable Reference Rate, changes in interest rates in general, and the time remaining to maturity of the securities.

Does ERISA impose any limitations on purchases of the securities?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the securities unless that plan or entity has determined that its purchase, holding, or disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the securities with “plan assets” will be deemed to represent that (i) such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and (ii) the purchaser or purchaser’s fiduciary has made and will make all investment decisions for the purchaser and the purchaser has not and will not rely in any way upon us or our affiliates to act as a fiduciary or adviser to the purchaser with respect to its purchase of the securities.

What are the tax consequences of an investment in the securities?

You should review carefully the section in this product supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the securities, you should review the section in this product supplement entitled “Certain United Kingdom Taxation Considerations.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

What is RBSSI’s relationship with RBS plc and RBSG?

RBS Securities Inc., which we refer to as RBSSI, is an affiliate of RBS plc and RBSG.  RBSSI will act as calculation agent for the securities, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. See “Risk Factors—There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates” and “Plan of Distribution (Conflicts of Interest)” in this product supplement.

What if I have more questions?

You should read “Description of the Securities” in this product supplement for a detailed description of the general terms of the securities.  The applicable pricing supplement will describe the terms that apply to the specific securities.  The securities are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG.  The securities offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations.  You can find a general description of certain basic features of the securities in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

An investment in the securities entails significant risks.  You should carefully consider the risks of an investment in the securities, including those discussed below, and whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the securities.

It is possible that you may receive no interest, or only a limited amount of interest, in respect of one or more Floating Rate Interest Determination Periods.

If interest payable on your securities accrues at a floating rate, the amount of interest you receive in respect of Floating Rate Interest Determination Periods will depend on the levels of the Reference Rate specified in the applicable pricing supplement. As a result, you could receive little or no payment of interest on one or more, or even all of the interest payment dates linked to Floating Rate Interest Determination Periods.  We have no control over various matters, including economic, financial, and political events which may affect the level of the applicable Reference Rate.

You should have a view as to the applicable Interest Rate or Interest Rates on your securities and their levels relative to market interest rates before investing, and you must be willing to forgo guaranteed market rates of interest for all or most of the term of the securities.

It is possible that you may receive below-market interest in respect of one or more Fixed Rate Interest Determination Periods

If interest payable on your securities accrues a fixed rate, there can be no guarantee that the interest you will receive will be greater than market interest rates at any time during the term of the securities.   We are not likely to call the securities when market interest rates are higher than the applicable fixed interest rate on the securities.  We have no control over a number of matters that may affect market interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.

You should have a view as to the applicable Interest Rate or Interest Rates on your securities and their levels relative to market interest rates before investing, and you must be willing to forgo guaranteed market rates of interest for all or most of the term of the securities.

For securities linked to a floating interest rate, your yield may be less than the yield on a conventional debt security of comparable maturity.

The yield that you receive on floating rate securities or fixed-and-floating rate securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. Payments on such securities may be limited to the principal amount of the securities at maturity and are subject to our credit risk and the credit risk of RBSG. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The credit risk of The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc, and their credit ratings and their credit spreads may adversely affect the value of the securities prior to maturity, and all payments on the securities will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due.

You are dependent on The Royal Bank of Scotland plc’s ability to pay all amounts due on the securities, and therefore you are subject to the credit risk of The Royal Bank of Scotland plc and to changes in the market’s view of The Royal Bank of Scotland plc’s creditworthiness.  In addition, because the securities are unconditionally guaranteed by The Royal Bank of Scotland plc’s parent company, The Royal Bank of Scotland Group plc, you are also dependent on the credit risk of The Royal Bank of Scotland Group plc in the event that The Royal Bank of Scotland plc fails to make any payment or delivery required by the terms of the securities.  Any actual or anticipated decline in The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc’s credit ratings or any increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the securities prior to maturity, and all payments on the securities will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the securities.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, an improvement in our credit ratings will not necessarily increase the value of the securities and will not reduce market risk and other investment risks related to the securities.  Credit ratings (i) do not reflect the risk that the level of the applicable Reference Rate may rise or fall, affecting the amount of interest accruing in respect of the relevant floating rate securities and fixed-and-floating rate securities, (ii) do not reflect the risk that interest rates may rise, affecting the value of fixed rate securities and fixed-and-floating rate securities, (iii) do not address the price, if any, at which the securities may be resold prior to maturity (which may be substantially less than the Original Offering Price of the securities), and (iv) are not recommendations to buy, sell or hold the securities.

If your securities are subject to a cap, your return, if any, will be limited by the maximum interest rate.

If the applicable pricing supplement specifies that the interest payable on the securities for one or more interest determination periods is subject to a maximum interest rate, in no event will the Interest Rate applicable to those interest determination periods be greater than the maximum interest rate.

If the securities you purchase accrue interest at a floating rate, you may receive a lesser amount of interest in the future.

Because Interest Rates on the securities that are floating rates will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the referenced interest rate and the possibility that, in the future, the Interest Rate on your securities will decrease and may be zero, subject to any minimum interest rate specified in the applicable pricing supplement. We have no control over a number of matters that may affect referenced interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.

If specified in the applicable pricing supplement, the securities will be subject to our early redemption.

If specified in the applicable pricing supplement, we may redeem the securities prior to their maturity date. If you purchase securities that are redeemable prior to maturity, you must be willing to have your securities redeemed as early as the first Early Redemption Date specified in the applicable pricing supplement. We are generally more likely to redeem the securities during periods when we expect that interest will accrue on the securities at a rate that is greater than that which we would pay on our traditional interest-bearing deposits or debt securities having a maturity equal to the remaining term of the securities. In contrast, we are generally less likely to redeem the securities during periods when we expect interest to accrue on the securities at a rate that is less than that which we would pay on those instruments.

If we redeem the securities prior to the maturity date, unless otherwise specified in the applicable pricing supplement, you will be entitled to receive for each unit of your securities a Redemption Price, in cash, equal to the principal amount, plus any accrued and unpaid interest to, but excluding, the Early Redemption Date, and you will not receive any future interest payments. You may be unable to reinvest your proceeds from the redemption in an investment with a return that is as high as the return on the securities would have been if they had not been redeemed.

For additional information, see “Description of the Securities—Early Redemption at Our Option” below.

Although we are a bank, the securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The securities are our obligations but are not bank deposits.  In the event of our insolvency the securities will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange, and there may be little or no secondary market for the securities.

You should be willing to hold your securities until the maturity date. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or nonexistent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Our affiliate has informed us that, upon completion of the offering, it intends to purchase and sell the securities from time to time in off-exchange transactions, but it is not required to do so.  If our affiliate does make such a market in the securities, it may stop doing so at any time.

The value of the securities prior to maturity will be influenced by many unpredictable factors, and may be less than the Original Offering Price.

The value of the securities may move up and down between the date you purchase them and the valuation date when the calculation agent determines the Payment at Maturity you are entitled to receive on the maturity date.  As such, even if you were able to sell your securities before their maturity, numerous factors, many of which are beyond our control, will influence the level of the applicable Reference Rate, the value of the securities and the price at which you may be able to sell them, including the following:

•	the level of the applicable Reference Rate, which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the level of the applicable Reference Rate;

•	prevailing interest and yield rates in the market;

•	geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, or judicial events that affect the applicable Reference Rate, or the markets generally;

•	the supply and demand for the securities in the secondary market, if any;

•	the time remaining to the maturity of the securities; and

•	the actual or perceived creditworthiness of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of RBS plc’s obligations under the securities.

These factors interrelate in complex ways, and the effect of one factor on the value of your securities may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity in the secondary market, if any.  If you sell your security before maturity, the price that you receive may be less, and may be substantially less, than the Original Offering Price or the price which you paid.

Some or all of these factors will influence the interest payments and, your return on the securities, if any.  We cannot predict the future performance of the securities and the future movements of any Reference Rate based on the historical movements of such Reference Rate.  Neither we nor RBSG nor any of our affiliates can guarantee that the applicable Reference Rate will perform in a manner that will result in any minimum return to you on your investment.  As an investor in the securities you assume the risk that as a result of the performance of the applicable Reference Rate you may not receive any return on your initial investment in the securities or that you may lose some or all of your initial investment in the securities.

The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices.

In determining the economic terms of the securities, and consequently the potential return on the securities to you, we have taken into account compensation to our affiliate, RBSSI, and other selling agents for distributing the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities.  The Original Offering Price of the securities reflects these factors.

As a result, the value of your securities on the pricing date will be less than the Original Offering Price.  Assuming no change in the level of the applicable Reference Rate, in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase securities in secondary market transactions will likely be less than the Original Offering Price by an amount reflecting both the underwriting discount and the cost of unwinding our hedge of our obligations under the securities (principally reflecting a profit component built into the price we paid for the hedge).  In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

In the event that the U.K. tax treatment of the securities changes in certain ways, allowing us or RBSG, as guarantor, to exercise our option to redeem the securities, as described below under “Description of the Securities—Optional Tax Redemption,” the amount of cash you will be entitled to receive upon redemption of the securities is uncertain.

We will have the option to redeem your securities if the U.K. tax treatment of the securities changes in certain ways, as described below under “Description of the Securities—Optional Tax Redemption,” including but not limited to the imposition of a withholding tax that requires us to pay Additional Amounts in respect of that tax.  We or RBSG will be required to deliver to the trustee and securities administrator a written legal opinion of independent English counsel of recognized standing, selected by us or RBSG, as applicable, in a form satisfactory to the trustee and securities administrator confirming that we or RBSG, as applicable, is entitled to exercise this right of redemption.  The amount we pay you for your securities in such redemption will be their fair market value, as calculated by the calculation agent.  The fair market value of the securities may be less than the Original Offering Price.

There are potential conflicts of interest between us and our affiliates and you, and we and our affiliates may take actions that are not in your interest.

Hedging and trading activities by us or our affiliates may adversely affect your return on the securities and the value of the floating rate securities and the fixed-and-floating rate securities.

We and our affiliates may carry out activities that minimize our risks related to the securities.  In particular, on or prior to the date of the applicable pricing supplement, we may have hedged our anticipated exposure in connection with the securities by taking positions in the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise a Reference Rate or in other instruments that we deemed appropriate in connection with such hedging.  We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates.  These trading activities, however, could potentially alter the level of a Reference Rate and/or the underlying asset(s) comprising such Reference Rate and, therefore, the value of the securities.

We and our affiliates are likely to modify our hedge position throughout the term of the securities by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise a Reference Rate, or other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the level of a Reference Rate or the underlying asset(s) comprising such Reference Rate.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the securities may decline.

We or one or more of our affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise a Reference Rate or options or futures on such Reference Rate on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the level of a Reference Rate, the underlying asset(s) comprising a Reference Rate and, therefore, the value of the securities linked to a Reference Rate.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of a Reference Rate or the underlying asset(s) comprising a Reference Rate.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could affect adversely the value of the securities.

The holding of securities by our affiliates and future sales by our affiliates could be in conflict with your interests.

Certain of our affiliates may purchase for investment a portion of the securities that has not been purchased by investors in a particular offering of securities, which initially they intend to hold for investment purposes. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.  For example, our affiliates may attempt to sell the securities that they had been holding for investment purposes at the same time that you attempt to sell your securities, which could depress the price, if any, at which you can sell your securities.  Moreover, the liquidity of the market for the securities, if any, could be substantially reduced as a result of our affiliates holding the securities.  See “—Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.”

There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates.

Our affiliate, RBSSI, will serve as the calculation agent for the securities.  RBSSI will, among other things, determine the levels of the applicable Reference Rates and the amount of interest to be paid on the securities.  In addition, the calculation agent may have to make additional calculations if a Reference Rate is no longer published or is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the value of the securities, there may be a conflict of interest between the calculation agent’s status as our affiliate and its role as a calculation agent in making any such decision.  For a fuller description of the calculation agent’s role, see “Description of the Securities—Role of the Calculation Agent.”

Moreover, as discussed above, we and our affiliates may enter into transactions to hedge our anticipated exposure in connection with our obligations under the securities. We and our affiliates expect to make a profit.  However, since hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  These activities may present a conflict of interest between your interest in the securities and the interests that we and our affiliates may have in these transactions or in our proprietary accounts.  These activities could affect the level of the applicable Reference Rate, and hence the value of your securities, in a manner that would be adverse to your interest as a security holder.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the securities.  Any such reports, opinions or recommendations could affect the level of a Reference Rate and therefore the value of the securities.

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the securities and RBSSI.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the securities and the Reference Rate to which the securities may be linked.

The amount of interest we may pay on the securities may be limited by state law.

New York law governs the securities.  New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the securities.  Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis.  While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

There is uncertainty regarding the U.S. federal income tax consequences of an investment in certain securities with a term of longer than one year.

There is uncertainty regarding the U.S. federal income tax consequences of an investment in certain securities with a term of longer than one year (from but excluding the settlement date to and including the last possible date that the securities could be outstanding pursuant to their terms). As described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences,” we will specify in the applicable pricing supplement whether we intend to treat securities that provide for one or more floating-rate payments as “variable rate debt instruments” or as “contingent payment debt instruments” for U.S. federal income tax purposes. However, the Internal Revenue Service (the “IRS”) may not agree with the treatment we specify, and may assert that the alternative to this treatment is appropriate – for example, that securities we treat as variable rate debt instruments should instead be treated as contingent payment debt instruments. If the IRS were successful in asserting the alternative to our treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely.

 You should carefully review the section in this product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Other Risk Factors Relating to the Applicable Reference Rate.

The applicable pricing supplement may set forth additional risk factors as to the specified Reference Rate that you should review prior to purchasing the securities.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates to hedge our obligations under the securities.  The cost of hedging includes the projected profit that we or our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the level of any Reference Rate), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, Reference Rates or any securities or other assets represented by a Reference Rate.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

 DESCRIPTION OF THE SECURITIES

General

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.  Owners of beneficial interests in the securities should read the section “—Forms of Securities” below and “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus dated September 28, 2012.

The securities are debt securities as described in the prospectus which also contains a detailed summary of additional provisions of the securities and of the amended and restated indenture, dated as of August 13, 2010 (the “original indenture”), among us, as issuer, RBSG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as original trustee, as supplemented by a first supplemental indenture dated as of August 25, 2010 (the “first supplemental indenture”), among us, as issuer, RBSG, as guarantor, The Bank of New York Mellon, acting through its London Branch, as original trustee, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities administrator, and a third supplemental indenture dated as of September 27, 2011 (the “third supplemental indenture”) among us, as issuer, RBSG, as guarantor, and Wilmington Trust Company, as trustee, under which the securities will be issued (the original indenture, as supplemented by the first supplemental indenture and the third supplemental indenture, and as may be further supplemented or amended from time to time, collectively, the “indenture”).  The following description of the securities supplements the description of the indenture and the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus.  These documents should be read in connection with the applicable pricing supplement.  Pursuant to an administration agreement dated as of August 25, 2010 (the “administration agreement”), among us, RBSG, Wilmington Trust Company, and Citibank, N.A., the securities administrator will be the authenticating agent, paying agent, securities registrar and transfer agent for the securities.  The securities issued under the indenture will constitute a single series under the indenture, together with any securities that we may issue in the future under the indenture that we designate as being part of that series.

The aggregate principal amount of each series of the securities will be set forth in the applicable pricing supplement. The securities will mature on the date set forth in the applicable pricing supplement.

Prior to the applicable maturity date, the securities are not redeemable at our option or repayable at the option of any holder except as described under “Description of the Securities—Optional Tax Redemption” and, if specified in the applicable pricing supplement, as described under “Description of the Securities—Early Redemption at Our Option.”  The securities are not subject to any sinking fund.

The CUSIP number for each series of the securities will be set forth in the applicable pricing supplement. You may transfer the securities only in whole denominations.

Denomination

We will offer the securities in denominations of the Original Offering Price or in integral multiples thereof.  Any securities of a series offered after such series’ initial offering may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the securities at that time.  However, regardless of the issue price of any securities, the stated principal amount or par value of all securities will be the Original Offering Price or integral multiples thereof.

Ranking

The securities will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the securities.  The guarantee is set forth in, and forms a part of, the indenture under which the securities will be issued.  If, for any reason, we do not make any required payment in respect of the securities when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee.  The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations.  RBSG may, without the consent of the holders of the securities, assume all of our rights and obligations under the securities and upon such assumption, we will be released from our liabilities with respect to the indenture and the securities.  An assumption of our obligations under the securities might be deemed for U.S. federal income tax purposes to be an exchange of the securities for new securities by each beneficial owner, resulting in the recognition of taxable gain or loss and possibly other adverse tax consequences.  You should consult your tax adviser regarding the U.S. federal, state and local income tax consequences of an assumption.  Any payment in respect of the securities, including any repayment of your principal, will be subject to the credit risk of us and RBSG.

Listing

Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

Payment at Maturity

Unless the applicable pricing supplement provides otherwise, or unless earlier redeemed, at maturity you will be entitled to receive your principal amount and any accrued and unpaid interest on the securities, subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities. See “Risk Factors—The credit risk of The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc, and their credit ratings and credit spreads may adversely affect the value of the securities.”  If the maturity date of the securities falls on a day that is not a business day, we will make the required payment on the next business day and no additional interest will accrue in respect of the payment made on the next business day.  If a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the relevant pricing supplement) of one year or less, any postponement of the maturity date shall not cause the term (calculated as described above) to exceed one year.

Interest

General

If a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply, but any postponement of the final interest payment date will adjust so that the term of such security is not greater than one year.

Interest on the securities may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as shall be set forth in the applicable pricing supplement.  The applicable pricing supplement will specify the interest payment dates applicable to your securities.

Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date.  Interest payable at maturity or on an Early Redemption Date, as applicable, will be payable to the person to whom principal is payable, and the paying agent will make the payment of interest on the maturity date or the Early Redemption Date, as applicable, whether or not that date is an interest payment date.  Unless otherwise set forth in the applicable pricing supplement, the regular record date for an interest payment date is the date that is 15 calendar days prior to that interest payment date, whether or not that date is a business day.  If the first interest payment date is less than 15 calendar days from the date of issuance of the securities, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Except in the case of a security that references EURIBOR or LIBOR as described below under “—Floating Rate Securities—If an Interest Payment Date Is Not a Business Day,” if any interest payment date of the securities falls on a day that is not a business day, no adjustment will be made to the length of the corresponding interest determination period; however, we will make the required payment on the next business day and no additional interest will accrue in respect of the payment made on the next business day.

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Unless otherwise set forth in the applicable pricing supplement, interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Unless otherwise set forth in the applicable pricing supplement, in respect of each interest determination period, interest on the securities will accrue at the applicable rate of interest (which may be a fixed rate or a floating rate) specified in the applicable pricing supplement.

Interest on the securities may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as will be set forth in the applicable pricing supplement.

Calculation and Payment of Fixed Rate Interest

During interest determination periods in respect of which the Interest Rate is a fixed rate (“Fixed Rate Interest Determination Periods”), interest will accrue at the Interest Rate specified in the applicable pricing supplement, which will be calculated as described below, unless otherwise specified in the applicable pricing supplement.

Interest

Interest on securities linked to a fixed rate will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue.  Interest will accrue to but excluding the next interest payment date, or, if earlier, the maturity date or Early Redemption Date, as the case may be.

Interest Payment Dates

If the scheduled maturity date or Early Redemption Date of a floating rate security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the immediately succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or Early Redemption Date.

Calculation and Payment of Floating Rate Interest

General

The Interest Rate in respect of interest determination periods for which the Interest Rate is a floating rate (“Floating Rate Interest Determination Periods”), will be determined by reference to an interest rate or interest rate formula, which we refer to as a “Reference Rate.”  A Reference Rate may be one or more of the following:

•	the CD rate;

•	the commercial paper rate;

•	EURIBOR;

•	Euro LIBOR;

•	the federal funds rate;

•	LIBOR;

•	the prime rate;

•	the Treasury rate;

•	the CPI;

•	CMT rates;

•	CMS rates; or

•	any other rate or interest rate formula specified in the applicable pricing supplement.

With respect to interest payments linked to a Reference Rate, “Reference Rate Business Day” means any such day as is set forth in the applicable pricing supplement.

Unless otherwise set forth in the applicable pricing supplement, each “interest determination period” (other than the first interest determination period) will commence on, and will include, an interest payment date, and will extend to, but will exclude, the next succeeding interest payment date or the maturity date (or any applicable Early Redemption Date), as applicable. The first interest determination period will commence on, and will include, the original date of issuance of the securities, and will extend to, but will exclude, the first interest payment date.

If so specified in the applicable pricing supplement:

•
the securities may be subject to an “Observation Cut-Off Date” for one or more interest determination periods, in which case, the level of the applicable Reference Rate for each relevant day in the applicable interest determination period on and after that date will be deemed to be its level as of the applicable Observation Cut-Off Date;

•	the securities may also pay interest at a fixed rate for one or more interest determination periods;

•	the rate of interest payable on the securities may be calculated by adding or subtracting a “Spread” or by multiplying the applicable Reference Rate by a “Spread Multiplier”; and

•	the rate of interest payable on the securities may be subject to a minimum and/or maximum interest rate.

Determining the Level of a Reference Rate

For any Reference Rate Business Day on which the level of a Reference Rate must be determined, except as otherwise set forth below or in the applicable pricing supplement, the level of a Reference Rate will be determined by the calculation agent by reference to the screen page or other method set forth below.

The Interest Rate in respect of each security that bears interest at a floating rate will be calculated by reference to:

•	the applicable Reference Rate of the specified index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier; if any.

In respect of a Reference Rate, “index maturity” means the period of maturity of the type of instrument or obligation with respect to which the applicable Reference Rate is calculated, and will be specified in the applicable pricing supplement.  The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the applicable Reference Rate for a floating rate security.  The “spread multiplier” is the percentage specified in the applicable pricing supplement by which the applicable Reference Rate will be multiplied for a floating rate security.

Limitations on Interest Rate

A floating rate security may also have either or both of the following limitations on the Interest Rate:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest determination period, which we refer to as the “maximum interest rate”; and/or

•	a minimum limitation, or floor, on the rate of interest that may accrue during any interest determination period, which we refer to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.  We refer to securities that are subject to a maximum interest rate as “capped.”

In addition, the Interest Rate on a floating rate security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum, on a simple interest basis.  These limits do not apply to loans of $2,500,000 or more.  We do not intend to claim the benefits of any laws concerning usurious rates of interest.

How Floating Interest Rates Are Reset

The Interest Rate in respect of a Floating Rate Interest Determination Period may be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

The Interest Rate in effect from the original date of issuance of a floating rate security to, but excluding, the first interest reset date for a floating rate security will be the initial Interest Rate specified in the applicable pricing supplement; we refer to this rate as the “initial Interest Rate.”

We refer to the period during which an Interest Rate is effective as an “interest determination period.”  Unless otherwise set forth in the applicable pricing supplement, each interest determination period (other than the first interest determination period) will commence on, and will include, an interest reset date (as such term is defined below), and will extend to, but will exclude, the next succeeding interest reset date or the maturity date (or any applicable Early Redemption Date), as applicable.  The first interest determination period will commence on, and will include, the original date of issuance of the securities, and will extend to, but will exclude, the first interest reset date.  If not otherwise specified herein or in the applicable pricing supplement, each interest reset date will occur on the interest payment date on which interest is paid in respect of the immediately preceding interest determination period.

Unless otherwise set forth in the applicable pricing supplement, interest for a floating rate security will be reset on the first day of each interest determination period, which we refer to as the “interest reset date.”  With respect to any given interest determination period, the interest reset date may be postponed or adjusted as described below, including as a result of the interest reset date not being a business day or otherwise, in which case interest will reset on the interest reset date as postponed or adjusted.

The calculation agent will determine the rate at which interest will accrue in respect of a relevant interest determination period on the “calculation date” for such interest determination period.  Unless otherwise specified in the applicable pricing supplement, the “calculation date” pertaining to an interest determination period means the earlier of:

•
the tenth calendar day after the date as of which the level of the Interest Rate for such interest determination period is determined by the Calculation Agent (such date on which the Interest Rate is determined, the “reference rate determination date” as described in the immediately succeeding paragraph) in respect of such interest rate determination period, or, if that day is not a business day, the immediately succeeding business day; and

•	the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any Early Redemption Date or repayment date.

The calculation agent’s determination of the Interest Rate for an interest determination period will be made by reference to the level of the applicable Reference Rate in respect of the reference rate determination date.  Unless otherwise set forth in the applicable pricing supplement, the reference rate determination date with respect to any given interest reset date is as follows:

•
for CD rate securities, commercial paper rate securities, federal funds rate securities, prime rate securities, CMT rate securities and CMS rate securities, the reference rate determination date will be the second US Government Securities Business Day prior to such interest reset date;

•	for EURIBOR securities or Euro LIBOR securities, the reference rate determination date will be the second TARGET Settlement Day prior to such interest reset date;

•
for LIBOR securities (other than Euro LIBOR securities), the reference rate determination date will be the second London banking day prior to such interest reset date, except that in respect of a LIBOR security for which the index currency is pounds sterling, the reference rate determination date pertaining to an interest reset date for will be such interest reset date;

•
for Treasury rate securities, the reference rate determination date will be the day on which Treasury bills of the applicable index maturity would normally be auctioned that occurs in the calendar week in which such interest reset date falls; and

•
for CPI securities, the reference rate determination date will be such interest reset date, and the applicable CPI level on that reference rate determination date will be the level of CPI for the calendar month immediately preceding the month on which such reference rate determination date falls.

“Euro LIBOR securities” means LIBOR securities for which the index currency is euros.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open.

“London Banking Day” means a day on which commercial banks are open for business (including for dealings in U.S. dollars and any relevant index currency specified in the applicable pricing supplement) in London, England.

“US Government Securities Business Day” means any day that is not a Saturday or a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday.  If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the reference rate determination date pertaining to the interest reset date occurring in the immediately succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the following business day.

If an interest reset date for any floating rate security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR security or a LIBOR security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

The Interest Rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

Once determined by the calculation agent, the applicable Interest Rate for the relevant interest determination period will apply from and including the interest reset date, through, but excluding, the next interest reset date (or the maturity date or Early Redemption Date, as applicable).

If an Interest Payment Date Is Not a Business Day

If any scheduled interest payment date for any floating rate security falls on a day that is not a business day, we will make the required payment on the following business day and no additional interest will accrue in respect of the payment made on such following business day; provided that, in the case of a EURIBOR security or a LIBOR security, if the following business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day.

If the scheduled maturity date or Early Redemption Date of a floating rate security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the immediately succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or Early Redemption Date.

Reference Rates

CD Rate

CD rate securities will bear interest at rates calculated pursuant to the terms of the applicable pricing supplement. Such Interest Rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, the “CD rate” means, for any reference rate determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD rate cannot be determined as described above:

•
If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the relevant calculation date, the CD rate will be the rate for that reference rate determination date set forth in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which we refer to as the “H.15 Daily Update,” for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market).”

•
If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the relevant calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that reference rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent (which may include the calculation agent or other affiliates of RBS or RBSG), after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•
If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that reference rate determination date will remain the CD rate for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the rate of interest payable will be the initial Interest Rate.

CMS Rates

CMS rate securities will bear interest at rates calculated pursuant to the terms of the applicable pricing supplement.  Such Interest Rates will be based on the applicable constant maturity swap rate and any spread and/or spread multiplier and will be subject to a minimum interest rate and maximum interest rate, if any.

Generally, constant maturity swap rates measure the fixed rate of interest payable on a hypothetical fixed-for-floating U.S. dollar interest rate swap transaction with a theoretical “target” maturity, which may be two years, ten years, thirty years, or such other term as is specified in the applicable pricing supplement.  In such a hypothetical swap transaction, the fixed rate of interest, payable semi-annually on the basis of a 360-day year consisting of twelve 30-day months, is exchangeable for a floating 3-month LIBOR-based payment stream that is payable quarterly on the basis of the actual number of days elapsed during a quarterly period in a 360-day year.  In this hypothetical swap transaction, the fixed rate payment stream is reset periodically relative to a regularly available fixed maturity market rate (such as the 2-, 10- or 30-year U.S. dollar swap rate) and is exchangeable for a floating 3-month LIBOR-based payment stream.

Unless otherwise specified in the applicable pricing supplement, the “CMS rate” for any reference rate determination date means:

•
The fixed rate of interest payable on an interest rate swap with the designated CMS maturity as reported on Reuters Page ISDAFIX1 or any successor page thereto at 11:00 a.m. New York City time on such reference rate determination date.  The “designated CMS maturity” means the target maturity of the hypothetical swap transaction, as specified in the applicable pricing supplement, for which the CMS rate will be calculated.

•
If the above rate is not displayed by 11:00 a.m., New York City time, on such reference rate determination date, the CMS rate will be determined on the basis of the mid-market semi-annual swap rate quotations for the relevant maturity provided by three swap dealers in the New York City interbank market (which may include the calculation agent or other affiliates of RBS or RBSG) selected by the calculation agent, after consultation with us.  For the purposes of calculating the CMS Rate, the mid-market semi-annual swap rate means the arithmetic mean of the bid and offer rates for the semi-annual fixed leg, calculated on the basis of a 360-day year consisting of twelve 30-day months, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the applicable designated CMS maturity commencing on such reference rate determination date, in a representative amount quoted by an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA, as quoted on the Reuters Screen LIBOR01 Page at 11:00 a.m., New York City time, with a designated maturity of three months.  The calculation agent will request the principal New York City office of each of the three banks chosen by it to provide a quotation of such rate.  If at least three quotations are provided, the rate for the relevant day will be the arithmetic mean of such quotations.  If two quotations are provided, the rate for the relevant day will be the arithmetic mean of the two quotations.  If only one quotation is provided, the rate for the relevant day will equal that one quotation.

•
If no quotations are available pursuant to the paragraph above, then the CMS rate for that reference rate determination date will be the rate that the calculation agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 11:00 a.m., New York City time, on the relevant reference rate determination date.

CMT Rates

CMT rate securities will bear interest at rates calculated pursuant to the terms of the applicable pricing supplement.  Such Interest Rates will be based on the applicable Constant maturity treasury rate and any spread and/or spread multiplier and will be subject to a minimum interest rate and maximum interest rate, if any.

Generally, a published constant maturity treasury rate for a theoretical “target” maturity on any given day is intended to be indicative of the yield of a U.S. Treasury security having, as of such day, a remaining term to maturity equivalent to such “target” maturity.  The constant maturity treasury rate for any given day is based upon an interpolation by the United States Department of Treasury of the daily yield curve of outstanding U.S. Treasury securities, based upon the over-the-counter market bid yields on actively traded U.S. Treasury securities.  Such yields are calculated from composites of quotations reported by leading dealers of U.S. Treasury securities.

Unless otherwise specified in the applicable pricing supplement, the “CMT rate” for any reference rate determination date means:

•
The percentage equal to the yield for U.S. Treasury securities at “constant maturity” having the designated CMT maturity index specified in the applicable pricing supplement as the yield is displayed on Reuters (or any successor service) page “FRBCMT” (or any other page as may replace such page on such service) opposite the caption “Treasury Constant Maturities” on such reference rate determination date (“Reuters FRBCMT”).  The “designated CMT maturity index” is the original period to maturity of the U.S. Treasury securities, which may be one, two, three, five, seven, ten, twenty, or thirty years, as specified in the applicable pricing supplement, for which the CMT rate will be calculated.  If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

•
If the rate above does not appear on the Reuters FRBCMT by 3:00 p.m., New York City time, on the relevant calculation date, then the CMT rate for that reference rate determination date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” having the designated CMT maturity index on such reference rate determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities.”

•
If neither Reuters FRBCMT nor H.15(519) furnishes the relevant rate in respect of a reference rate determination date by 3:00 p.m., New York City time, on the relevant calculation date, then the CMT rate will be the percentage equal to the yield for U.S. Treasury securities at “constant maturity” having the designated CMT maturity index on the reference rate determination date, as may be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury, that the calculation agent determines in its sole discretion to be comparable to the rate which would otherwise have been published in H.15(519).

If the CMT rate cannot be determined as described above, the calculation agent will undertake the following procedures in order, until a CMT rate can be derived:

•
The calculation agent will calculate a yield to maturity based on the arithmetic average of three secondary market bid price quotes for the most recently issued direct non-callable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year, and in a principal amount that is representative for a single transaction in the securities in that market at that time.  The price quotes shall be as of 3:30 p.m., New York City time, on the reference rate determination date, and will be selected by obtaining quotes from five leading dealers of U.S. government securities in New York City (which may include the calculation agent or other affiliates of RBS or RBSG) selected by the calculation agent, after consultation with us (such dealers, “CMT Sources”), and disregarding the highest (or, in the case of two equal quotes that are the highest, one of such highest quotes) and lowest quotes received (or, in the case of two equal quotes that are the lowest, one of such lowest quotes).  If three or four, but not five, of the CMT Sources provide quotes as described above, then the CMT rate will be determined by calculating the arithmetic average of the all bid prices obtained, and neither the highest nor lowest quotes will be disregarded.   If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the designated CMT maturity index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•
If the calculation agent is unable to obtain at least three quotations from CMT Sources as described above, then the CMT rate will be a yield to maturity based on the arithmetic average of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the reference rate determination date, as reported, and evidenced by written records, by three CMT Sources, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.  If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity, and will use such quotations to calculate the CMT rate as described in this paragraph.  The three CMT Sources referenced in this paragraph will be identified from five such CMT Sources who are selected by the calculation agent (and may include the calculation agent or other affiliates of RBS or RBSG) by eliminating the CMT Sources with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotations, as the case may require.  If three or four, but not five, of such CMT Sources provide quotations as described above, then the CMT rate will be equal to the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be disregarded.

•
If fewer than three CMT Sources selected by the calculation agent provide quotations as described above, the CMT rate for that reference rate determination date will remain the CMT rate for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the initial Interest Rate.

Commercial Paper Rate

Commercial paper rate securities will bear interest at rates calculated pursuant to the terms of the applicable pricing supplement.  Such Interest Rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, the “commercial paper rate” means, for any reference rate determination date, the money market yield, calculated as described below, of the rate for that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•
If the above rate is not published by 9:00 a.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate for that reference rate determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading “Commercial Paper —Nonfinancial.”

•
If by 3:00 p.m., New York City time, on the relevant calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that reference rate determination date of three leading dealers of commercial paper in The City of New York (which may include the calculation agent or other affiliates of RBS or RBSG) selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

•
If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that reference rate determination date will remain the commercial paper rate for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the rate of interest payable will be the initial Interest Rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest determination period for which interest is being calculated.

CPI Rate

CPI rate securities will bear interest at Interest Rates based on a formula linked to changes in the CPI (as defined below) and which includes a spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any, in each case as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “CPI” means, for any reference rate determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor and reported on Bloomberg or any successor service.

If, while the CPI securities are outstanding, the CPI is not published because it has been discontinued or has been substantially altered, an applicable substitute index will be chosen to replace the CPI for purposes of determining interest on the CPI securities. The applicable index will be that chosen by the Secretary of the Treasury for the Department of The Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in good faith and in accordance with general market practice at the time.

EURIBOR

EURIBOR securities will bear interest at rates calculated pursuant to the terms of the applicable pricing supplement. Such Interest Rates will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “EURIBOR” means, for any reference rate determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as “Reuters Page EURIBOR01,” as of 11:00 a.m., Brussels time, on such date.

The following procedures will be followed if the rate cannot be determined as described above:

•
If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the reference rate determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•
If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the reference rate determination date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on the relevant interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•
If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that reference rate determination date will remain EURIBOR for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the initial Interest Rate.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

Federal Funds Rate

Federal funds rate securities will bear interest at rates calculated pursuant to the terms of the applicable pricing supplement.  Such Interest Rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, for any reference rate determination date, the rate on that date for federal funds as published in the Federal Reserve Statistical Release H.15(519) under the heading “Federal Funds (Effective)” as displayed on Reuters or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is commonly referred to as “Reuters Page FEDFUNDS1.”  For the avoidance of doubt, the federal funds rate for any reference rate determination date is the rate published for the immediately preceding business day.

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•
If the above rate is not published by 9:00 a.m., New York City time, on the relevant calculation date, the federal funds rate will be the rate for that reference rate determination date as published in the H.15 Daily Update under the heading “Federal Funds/Effective Rate.”

•
If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the relevant calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that reference rate determination date.

•
If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that reference rate determination date will be the federal funds rate for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the initial Interest Rate.

LIBOR

LIBOR securities will bear interest at a rate calculated pursuant to the terms of the applicable pricing supplement.  Such Interest Rate will be based on London interbank offered rate, which is commonly referred to as “LIBOR,” and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine LIBOR for each reference rate determination date as follows:

•	As of the reference rate determination date, LIBOR will be either:

•
if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the relevant interest reset date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that reference rate determination date, if at least two offered rates appear on the Designated

LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

•
if “LIBOR Bloomberg” is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the relevant interest reset date or, if pounds sterling is the index currency, commencing on that reference rate determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that reference rate determination date.

•
If (1) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) “LIBOR Bloomberg” or (y) “LIBOR Reuters” and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement as of the relevant interest date or, if pounds sterling is the index currency, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that reference rate determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•
If at least two quotations are provided, LIBOR determined on that reference rate determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that reference rate determination date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement, commencing on the relevant interest reset date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•
If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that reference rate determination date will remain LIBOR for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the initial Interest Rate.

The “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means either (a) if “LIBOR Reuters” is designated in the applicable pricing supplement, the display on Reuters for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if “LIBOR Bloomberg” is designated in the applicable pricing supplement, the display on Bloomberg or any successor service, page BBAM1 <GO> on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

If neither LIBOR Reuters nor LIBOR Bloomberg is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Reuters were specified, and, if the U.S. dollar is the index currency, as if Page LIBOR01, had been specified.

Prime Rate

Prime rate securities will bear interest at a rate calculated pursuant to the terms of the applicable pricing supplement. Such Interest Rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, for any reference rate determination date, the rate on that date as published in Federal Reserve Statistical Release H.15(519) under the heading “Bank Prime Loan.” For the avoidance of doubt, the Prime Rate for any reference rate determination date is the rate published for the immediately preceding business day.

The following procedures will be followed if the prime rate cannot be determined as described above:

•
If the above rate is not published prior to 9:00 a.m., New York City time, on the relevant calculation date, then the prime rate will be the rate for that reference rate determination date as published in Federal Reserve Statistical Release H.15 Daily Update under the heading “Bank Prime Loan.”

•
If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the relevant calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect for that reference rate determination date.

•
If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that reference rate determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that reference rate determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

•
If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that reference rate determination date will remain the prime rate for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the rate of interest payable will be the initial Interest Rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on Reuters, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

Treasury rate securities will bear interest at a rate calculated pursuant to the terms of the applicable pricing supplement.  Such Interest Rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “Treasury rate” for any reference rate determination date means:

•
the rate set at the auction of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Reuters or any successor service, on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service, which we refer to as “Reuters Page USAUCTION 10,” or page USAUCTION 11 or any other page as may replace page USAUCTION 11 on that service, which we refer to as “Reuters Page USAUCTION 11”;

•
if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the relevant calculation date, the bond equivalent yield of the rate for the reference rate determination date for the applicable Treasury Bills as published in the Federal Reserve Statistical Release H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”;

•
if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the relevant calculation date, the bond equivalent yield of the rate for the reference rate determination date for the applicable Treasury Bills, as announced by the United States Department of the Treasury;

•
if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate for the applicable reference rate determination date for Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/ Secondary Market”;

•
if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the relevant calculation date, the rate on the applicable reference rate determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”;

•
if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the relevant calculation date, the rate for the applicable reference rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable reference rate determination date, of three primary United States government securities dealers (which may include the calculation agent or other affiliates of RBS or RBSG), selected by the calculation agent, after consultation with us, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

•
if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that reference rate determination date will remain the Treasury rate for the immediately preceding interest reset date, or, if there was no preceding interest reset date, the rate of interest payable will be the initial Interest Rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

In this formula, “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest determination period for which interest is being calculated.

Early Redemption at Our Option

If so specified in the applicable pricing supplement, we may redeem the securities in whole or in part prior to maturity on any specified “Early Redemption Date.” Unless otherwise set forth in the applicable pricing supplement, upon an early redemption, you will receive for each unit of your securities a cash payment equal to the principal amount of your securities, plus any accrued and unpaid interest to, but excluding, the Early Redemption Date. You will not receive any interest payments after the Early Redemption Date.

Unless we specify otherwise in the applicable pricing supplement, we may exercise our right to redeem the securities by giving notice to the holders not less than 5 business days nor more than 60 calendar days before the applicable Early Redemption Date. The notice will take the form of a certificate specifying:

•	the Early Redemption Date;

•	the redemption price (which, unless otherwise set forth in the applicable pricing supplement, will be the principal amount of your securities, plus any accrued and unpaid interest);

•	that on the Early Redemption Date, the redemption price will become due and payable one each security to be redeemed;

•	the CUSIP number of the securities to be redeemed;

•	the amount of securities to be redeemed, if less than all of a series of securities is to be redeemed;

•	the place of payment for the securities to be redeemed; and

•	that on and after the Early Redemption Date, interest will cease to accrue on the securities to be redeemed.

For so long as DTC is the record holder of the applicable securities to be redeemed, the securities administrator will deliver any notice of our election to exercise our redemption right only to that depository.

Events of Default and Acceleration

Unless otherwise set forth in the applicable pricing supplement, if an event of default, as defined in the indenture, with respect to any series of the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the indenture will be determined by the calculation agent and will be equal to the principal amount, and accrued and unpaid interest, if any, to but excluding the acceleration date, determined as calculated above under the caption “—Interest.”

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the securities, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Role of the Calculation Agent

Unless otherwise specified herein, the calculation agent has the sole discretion to make all determinations regarding the securities as described in this product supplement, including determinations regarding the levels of Reference Rates, the amount of each interest payment, adjustments to any Reference Rate, unavailability of any Reference Rate, any successor reference rates, business days, and Reference Rate Business Days.  Absent manifest error, all determinations of the calculation agent will be final and binding on us and the holders and beneficial owners of the securities, without any liability on the part of the calculation agent.

RBSSI or one of our other affiliates will act as the calculation agent for the securities, unless otherwise specified in the applicable pricing supplement. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement.

Additional Amounts

Unless the applicable pricing supplement provides otherwise, we or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to the principal of, and payments on, the securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those securities, after the deduction or withholding, shall equal the amounts of principal and any payments which would have been payable on those securities if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of a security, or the collection of any payment of, or in respect of, principal of, or any payments on, any security;

•	except in the case of a winding up in the United Kingdom, the relevant security is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the security (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant security or the beneficial owner of any payment of or in respect of principal of, or any payments on, the security failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives;

•
the relevant security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant security (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to a payment of principal or interest to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this product supplement, in any context, to the payment of the principal of or any payments on, or in respect of, any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Optional Tax Redemption

We or RBSG will have the option to redeem securities issued as part of the same issuance as a whole, and not in part, prior to their stated maturity upon not less than 30 nor more than 60 days’ notice to each holder of such securities, on any business day at a redemption price as determined by the calculation agent to be equal to the fair market value of the securities, if we or RBSG, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction (as defined above under “—Additional Amounts”), including any treaty to which such U.K taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable pricing supplement:

•
in making any payments on such securities, we or RBSG, as applicable, have paid or will or would on the next payment date become obligated to pay Additional Amounts (as defined above under “—Additional Amounts”);

•
payments on the next payment date in respect of any of such securities would be treated as “distributions” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•
on the next payment date we or RBSG, as applicable, would not be entitled to claim a deduction in respect of the payments in computing our or RBSG’s U.K. taxation liabilities, or the value of the deduction to us or RBSG, as applicable, would be materially reduced.

The notice will specify, among other things:

•	the redemption date;

•	the amount of securities to be redeemed;

•	the redemption price;

•	the place or places where the securities are to be surrendered for payment at the redemption price; and

•	that the redemption price will become due and payable on the redemption date.

In each case we or RBSG will be required, before giving a notice of redemption, to deliver to the trustee and the securities administrator a written legal opinion of independent English counsel of recognized standing, selected by us or RBSG, as applicable, in a form satisfactory to the trustee and securities administrator confirming that we or RBSG, as applicable, is entitled to exercise this right of redemption.

Since the securities will be represented by one or more registered global certificates, DTC (as the depository) or its nominee will be treated as the holder of the securities; therefore DTC or its nominee will be the only entity that receives notices of redemption of securities from us.  See the section entitled “—Forms of Securities” and “—Manner of Transfer, Exchange and Payment” below.

The actual redemption of a security normally will occur on the payment date or dates following receipt of a valid notice.  Unless otherwise specified in the pricing supplement, the redemption price will be equal to the fair market value of the securities on the fifth Reference Rate Business Day prior to the redemption date, as determined by the calculation agent in good faith and in a commercially reasonable manner to be fair and equitable to the holders of the securities, which determination shall be binding on us and the holders of the securities.  Such fair market value would take into consideration, among other things, the level of the applicable Reference Rate, the time remaining to maturity of the securities, and the value of expected future payments on the securities based on then current market conditions.

Forms of Securities

We will offer the securities on a continuing basis and will issue securities only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).

Registered Global Securities.  For registered global securities, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the accompanying prospectus under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities,” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global security certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. These certificates name DTC or its nominee as the owner of the securities.  DTC maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—The Clearing Systems—DTC” in the accompanying prospectus.

Certificated Securities.  If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the security. The person named in the security register will be considered the owner of the security for all purposes under the indenture. For example, if we need to ask the holders of the securities to vote on a proposed amendment to the securities, the person named in the security register will be asked to cast any vote regarding that security. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security. You may not exchange certificated securities for registered global securities or interests in registered global securities.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Manner of Transfer, Exchange and Payment

If we ever issue securities in certificated form, those securities may be presented for payment, transfer and exchange at the office of any transfer agent designated and maintained by us.  We have initially designated Citibank, N.A., the securities administrator under the indenture, at 111 Wall Street, 15th Floor, New York, New York 10043, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the securities.  We refer to Citibank, N.A. acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any security if the holder has exercised the holder’s right, if any, to require us to repurchase the security, in whole or in part, except the portion of the security not required to be repurchased;

•	register the transfer or exchange of securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that security being redeemed in part.

No service charge will be made for any registration or transfer or exchange of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of securities.

Recipients of Payments.  The paying agent will pay interest to the person in whose name the security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the security. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Securities.  The paying agent will make payments of principal and interest, if any, to the account of DTC, as holder of book-entry securities, by wire transfer of immediately available funds. We expect that DTC, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry securities as shown on the records of DTC. We also expect that payments by DTC’s participants to owners of beneficial interests in the book-entry securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities.  U.S. dollar payments of principal or interest upon maturity, redemption, or repayment will be made in immediately available funds against presentation and surrender of the security at the office of the paying agent.  U.S. dollar payments of interest, if any, may be made, at our option, by check mailed to the address of the person entitled to payment as shown on the security register.

Trustee and Securities Administrator

Wilmington Trust Company is the trustee for the securities under the indenture. Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Citibank, N.A. will act as securities administrator for the securities.  We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates.  Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

CLEARANCE AND SETTLEMENT

The securities will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the securities in immediately available funds. We will pay the Payment at Maturity and each payment of interest, if any, in immediately available funds so long as the securities are maintained in book-entry form.  DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to the securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading, if any, between DTC participants.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus for more information.

We may deliver the securities against payment therefor on a date that is greater than three business days following the pricing date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree to otherwise.  Accordingly, if the initial settlement of the securities occurs more than three business days from the pricing date, purchasers who wish to trade the securities more than three business days prior to the original issue date of the securities will be required to specify alternative arrangements to prevent a failed settlement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG are offering the securities and related guarantees on a continuing basis exclusively through RBSSI, as our selling agent, to the extent it is named in the applicable pricing supplement.  In addition, we and RBSG may offer the securities and related guarantees through certain other selling agents to be named in the applicable pricing supplement.  The selling agents have agreed to use reasonable efforts to solicit offers to purchase these securities.  We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part.  Each selling agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay a selling agent, in connection with sales of these securities resulting from a solicitation that selling agent made or an offer to purchase the selling agent received, a selling commission ranging from 0.05% to 8% of the Original Offering Price of the securities to be sold, depending upon the maturity of the securities.

We and RBSG may also sell these securities to a selling agent as principal for its own account at discounts to be agreed upon at the time of sale. That selling agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that selling agent determines and as we will specify in the applicable pricing supplement.  A selling agent may offer the securities it has purchased as principal to other dealers. That selling agent may sell the securities to any dealer at a concession and, unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not be in excess of the discount that agent will receive from us.  After the initial public offering of securities that the selling agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each of the selling agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and RBSG have agreed to indemnify the selling agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by RBSSI that it intends to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement.  To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities initially for its own investment.  During an extended offering period, securities will be offered at prevailing market prices which may be above or below the Original Offering Price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

RBSSI is an affiliate of ours and RBSG. RBSSI will conduct each offering of these securities in compliance with the requirements of the Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. Following the initial distribution of any of these securities, RBSSI may offer and sell those securities in the course of its business as broker-dealer. RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this product supplement in connection with any of these transactions. RBSSI is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Neither RBSSI nor any other affiliated agent or dealer of ours utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could affect adversely investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with RBSSI. In the dealer agreements, the selling group members have agreed to market and sell securities in accordance with the terms of those agreements and all applicable laws and regulations.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

VALIDITY OF THE SECURITIES

Davis Polk & Wardwell LLP, New York, New York, will pass upon the validity of the securities and will rely as to all matters of Scots law on the opinion of Dundas & Wilson CS LLP, Edinburgh, Scotland.

CERTAIN UNITED KINGDOM TAXATION CONSIDERATIONS

The following is a general summary of certain U.K. tax consequences as of the date of this prospectus supplement in relation to the Rates Notes. It is based on current United Kingdom tax law and HM Revenue & Customs practice and is not exhaustive. It does not address the U.K. consequences of any payment by RBSG under the guarantee. Any holders who are in doubt as to their tax position should consult their professional advisers.

Interest on the Securities

Interest on the securities generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the securities is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Additionally, if the securities are and continue to be “quoted Eurobonds,” payments of interest by RBS plc on the securities would be made without withholding or deduction for or on account of United Kingdom tax. The securities issued will constitute “quoted Eurobonds” if they are and continue to be listed on a recognized stock exchange, within the meaning of Section 1005 of the ITA 2007.

In all other cases, interest will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If RBSG, as guarantor, makes any payments in respect of interest on the securities (or other amounts due under the securities other than the repayment of amounts subscribed for the securities), such payments may be subject to United Kingdom withholding tax at the basic rate, subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of another person who is an individual, or (ii) paying amounts due on redemption of any securities which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual, may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of such securities, HM Revenue & Customs published practice indicates that HM Revenue & Customs will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2013.

EU Directive on the Taxation of Savings Income

The EU has adopted a Directive regarding the taxation of savings income. The Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual or to certain other persons in another Member State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elect otherwise. The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of a security purchased at its original issuance for the Original Offering Price. It applies to you only if you hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Securities

The following disclosure applies to securities that are treated as debt instruments for U.S. federal income tax purposes. Unless otherwise indicated in the applicable pricing supplement, insofar as we have responsibility for information reporting and withholding for U.S. federal income tax purposes, we expect to treat interest income from a security as U.S.-source income. You should expect other persons responsible for information reporting and withholding to do the same. The following discussion assumes that this treatment is correct.

Securities with a term of one year or less (from but excluding the settlement date to and including the last possible date that the securities could be outstanding pursuant to their terms) will be treated as short-term debt instruments for U.S. federal income tax purposes (“Short-term Securities”).

Securities with a term of longer than one year (calculated as described above) that provide for interest only at one or more fixed rates generally will be treated as fixed-rate debt instruments for U.S. federal income tax purposes (“Fixed-rate Securities”).

The applicable pricing supplement will specify whether we expect to treat securities with a term of longer than one year (calculated as described above) that provide for one or more floating-rate payments as “variable rate debt instruments” (“VRDI Securities”) or “contingent payment debt instruments” (“CPDI Securities”) for U.S. federal income tax purposes. The IRS might not agree with the treatment we specify but instead assert that the alternative treatment is appropriate – for example, that securities we treat as variable rate debt instruments should instead be treated as contingent payment debt instruments. If the IRS were successful in asserting the alternative to our treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely.

The discussion that follows may be modified or superseded by the discussion in an applicable pricing supplement, which you should consult before making a decision to invest in the securities to which the pricing supplement pertains.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Short-Term Securities

Generally, a Short-term Security is treated as issued at a discount equal to the sum of all payments required on the security minus its issue price. If you are a cash-method  taxpayer, you generally will not be required to recognize income with respect to a Short-term Security, other than upon the receipt of interest payments, prior to its taxable disposition. If you are an accrual-method taxpayer (or a cash-method taxpayer who elects to accrue income on the security currently), you will be subject to rules that generally require accrual of discount on short-term debt instruments on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding.

 Upon the taxable disposition of a Short-term Security, you will recognize gain or loss in an amount equal to any difference between the amount you receive and your basis in the security. Your basis in the security will generally equal the amount you paid to acquire it, increased  by any previously accrued but unpaid discount you have included in income. The amount of any resulting loss will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount you receive at maturity over your basis in the security generally should be treated as ordinary income. If you realize gain on a sale of a Short-term Security prior to its maturity, all or a portion of your gain will be treated as ordinary income, in an amount not exceeding the amount of accrued discount that you have not included in income, with any remaining gain being treated as short-term capital gain.

If you are a cash-method taxpayer who has not elected to accrue income on a Short-term Security currently, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the security, in an amount not exceeding the accrued discount that you have not included in income.

Fixed-Rate Securities

Subject to the following discussion regarding a Fixed-rate Security issued with original issue discount (“OID”), interest paid on a Fixed-rate Security will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting.

A Fixed-rate Security that has an “issue price” that is less than its “stated redemption price at maturity” by an amount greater than or equal to a de minimis threshold (described below) will be considered to have been issued with OID for U.S. federal income tax purposes. The “issue price”  of a security (which will generally equal its Original Offering Price) will be the first price at which a substantial amount of the securities in the relevant issue is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of a security generally will equal the sum of all payments required under the security other than payments of “qualified stated interest.” “Qualified stated interest” generally includes stated interest unconditionally payable at least annually at a single fixed rate. Subject to the discussion below regarding certain Fixed-rate Securities subject to early redemption, if a Fixed-rate Security provides for more than one fixed rate of stated interest, an amount of interest equal to that payable if the lowest stated rate applied throughout the term is qualified stated interest and the excess over this amount of stated interest is included in the stated redemption price at maturity for purposes of determining whether the security was issued with OID.

If the difference between a security’s stated redemption price at maturity and its issue price is less than a de minimis amount—generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years from issuance to maturity—the security will not be treated as issued with OID and therefore will not be subject to the rules described below. If your security is issued with a de minimis amount of OID, you generally will include this OID in income, as capital gain, upon its disposition (or earlier, to the extent of any payments that are not qualified stated interest).

If you hold a Fixed-rate Security that is issued with OID, you will be required to include any qualified stated interest payments in income at the time they accrue or are received, in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you will be required to include OID in income (as interest) as it accrues, in accordance with a constant-yield method based on compounding of interest, regardless of your method of tax accounting. Under this method, you generally will be required to include in income increasingly greater amounts of OID in successive accrual periods. Your basis in a Fixed-rate Security will be increased by the amount of OID included in your income.

You may make an election to include in gross income all interest that accrues on a security (including stated interest, OID and de minimis OID) in accordance with a constant-yield method based on compounding of interest. Such election may be revoked only with the permission of the IRS.

A Fixed-rate Security that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will be presumed to exercise an option to redeem a security if the exercise of the option would lower the yield on the security. If such an option were not in fact exercised, the security would be treated, solely for purposes of calculating OID, as if it were redeemed and a new security were issued on the presumed exercise date for an amount equal to the security’s “adjusted issue price” on that date. A Fixed-rate Security’s “adjusted issue price” is its issue price increased by the amount of previously includable OID and decreased by the amount of any payments of stated interest that do not constitute qualified stated interest.

Upon the taxable disposition of a Fixed-rate Security (including early redemption), you will recognize gain or loss equal to the difference between the amount realized and your basis in the security. For this purpose, the amount realized does not include any amount attributable to accrued qualified stated interest, which will be treated as a payment of interest. Your basis in the security will generally equal the amount you paid to acquire it, increased by any OID you have previously accrued, and decreased by the amount of any payments of stated interest that do not constitute qualified stated interest. In general, gain or loss realized upon the taxable disposition of a security will be capital gain or loss and will be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to certain limitations.

VRDI Securities

Stated interest on a VRDI Security generally will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of tax accounting.

Subject to the following paragraph, it is expected that VRDI Securities generally will be issued without OID for U.S. federal income tax purposes. If, however, the Payment at Maturity of a security exceeds its issue price by more than a de minimis amount, such excess will be treated as OID that you must include in income as it accrues, in accordance with a constant-yield method based on compounding of interest, before the receipt of cash payments attributable to this income.

In certain cases, typically involving a VRDI Security that provides for a fixed rate of interest for a term longer than one year followed by a floating rate, a portion of the stated interest on the security may not be qualified stated interest. If this is the case, we will determine the portion of stated interest that should not be treated as qualified stated interest but instead should be treated as part of the “stated redemption price at maturity,” and the amount of OID on the securities. The applicable pricing supplement will either include this information or will specify the manner in which you may obtain it from us.

Upon the taxable disposition of a VRDI Security prior to maturity, you will recognize gain or loss equal to the difference between the amount realized and your basis in the security. For this purpose, the amount realized does not include any amount attributable to accrued interest, which will be treated as a payment of interest. In general, gain or loss realized upon the taxable disposition of a VRDI Security will be capital gain or loss and will be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to certain limitations.

CPDI Securities

A CPDI Security will be subject to special OID provisions set out in the Treasury regulations, under which you will be required to accrue the OID on the security as interest income, as described below.

We are required to determine a “comparable yield” for each issuance of CPDI Securities. The comparable yield generally is the yield at which, in similar market conditions, we could issue a fixed-rate debt instrument with terms similar to those of the relevant CPDI Securities, including the level of subordination, term and timing of payments, but excluding any adjustments for the riskiness of the contingencies or the liquidity of those CPDI Securities. Solely for purposes of determining the amount of OID that you will be required to accrue as interest income, we are also required to construct a “projected payment schedule” representing a series of payments the amounts and timing of which would produce a yield to maturity equal to the comparable yield.

We will determine the comparable yield for each issuance of CPDI Securities and will provide the comparable yield, and the related projected payment schedule, in the applicable pricing supplement for the securities or in another manner described in the applicable pricing supplement. Neither the comparable yield nor the projected payment schedule constitutes a representation by us or RBSG regarding the actual contingent amounts that we will pay on a security.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments thereto in respect of your CPDI Securities, unless you timely disclose and justify the use of other estimates to the IRS.  Regardless of your method of tax accounting, you will be required to accrue interest income on a CPDI Security in each taxable year based on the comparable yield, with adjustments to reflect the difference, if any, between the actual and projected amounts of the contingent payments on the CPDI Security during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier taxable disposition) of a CPDI Security, equal to the product of (i) its “adjusted issue price” (as defined below) as of the beginning of the accrual period, (ii) its comparable yield, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held it divided by the number of days in the accrual period. For U.S. federal income tax purposes, the adjusted issue price of a CPDI Security is its issue price increased by any previously accrued interest income (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any prior payments on the CPDI Security.

In addition to accruing interest based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments in respect of a CPDI Security for a taxable year.  A net negative adjustment, i.e., the excess of projected payments over actual payments in respect of a CPDI Security for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI Security that you would otherwise be required to include in income in the taxable year; and

•
to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI Security exceeds the total amount of your net negative adjustments treated as ordinary loss on the CPDI Security in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.  Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the security or to reduce the amount realized on a taxable disposition of the security.

Upon a taxable disposition of a CPDI Security prior to its maturity, you will recognize taxable income or loss equal to the difference between the amount received from the disposition and your adjusted basis in the CPDI Security.  Your adjusted basis in the CPDI Security generally will equal the amount you paid to acquire it, increased by the amount of interest income previously accrued by you in respect of the CPDI Security (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the CPDI Security.  You generally must treat any income on a taxable disposition as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments you have previously taken into account as ordinary losses), with any balance treated as capital loss.  As with net negative adjustments, these ordinary losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.  The deductibility of capital losses, however, is subject to limitations.  Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

At maturity, you will be treated as receiving the amount of the payment set forth in the projected payment schedule, reduced by any net negative adjustment carryforward.  If you receive a different amount, the difference will be taken into account as a positive or negative adjustment, with consequences described above.

Special rules may apply if all the remaining payments on a CPDI Security become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the differences between the originally projected payments and the fixed payments in a reasonable manner over the periods to which the differences relate. In addition, you would be required to make adjustments to, among other things, your accrual periods and your basis in the security. The character of any gain or loss on a taxable disposition of your security also could be affected.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” payments to you on a security, and any gain from a taxable disposition of a security, generally will be exempt from U.S. federal withholding and income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

Legislation generally referred to as FATCA, as interpreted in proposed regulations (which are not effective as of the date of this product supplement) and other published guidance, will generally impose, with respect to securities issued after December 31, 2012, a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) of (i) U.S.-source interest (including OID) after December 31, 2013 and (ii) the proceeds of taxable dispositions of such securities after December 31, 2014, unless various U.S. information reporting and due diligence requirements have been satisfied. The reporting and diligence requirements of the regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. We will not pay additional amounts on account of any such withholding tax.

Information Reporting and Backup Withholding

Interest (including OID) accrued or paid on a security and cash proceeds received from a disposition of a security may be subject to information reporting. These amounts may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

The U.S. federal income tax discussion set forth above does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. You should consult your tax adviser regarding the application of U.S. federal tax laws in your particular circumstances, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless statutory or administrative exemptive relief is available.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.  We, and our current and future affiliates, including RBS Securities Inc., may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.  For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Unless the applicable pricing supplement explicitly provides otherwise, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.  We also refer you to the portions of the pricing supplement addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Please consult the applicable pricing supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of the securities.

THE ROYAL BANK OF SCOTLAND plc

RBS NotesSM

fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

Rates Notes

PRODUCT PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 28, 2012)

RBS Securities Inc.

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